UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 11, 2007

VioQuest Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-16686	58-1486040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 Mt. Airy Road, Suite 102
Basking Ridge, NJ 07920
(Address of principal executive offices)

(908) 766-4400
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 16, 2007, VioQuest Pharmaceuticals, Inc. (the “Company”) completed the sale of all of the outstanding stock of its Chiral Quest, Inc. subsidiary to Chiral Quest Acquisition Corp. (the “Purchaser”). The sale was made pursuant to a Stock Purchase and Sale Agreement date April 10, 2007, as amended on June 8, 2007 (the “Purchase Agreement”), between the Company and Purchaser, which agreement was previously disclosed on the Company’s Current Reports on Form 8-K filed April 16, 2007 and June 12, 2007. In accordance with the terms of the Purchase Agreement, the Company received $1,700,000 in cash, plus the Purchaser assumed liabilities in the aggregate amount of approximately $1 million. The chairman and a principal owner of the Purchaser is Dr. Xumu Zhang. Dr. Zhang co-founded Chiral Quest and had been a director of the Company from February 2003 to May 2007.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2007 Management Cash Bonus Plan

On July 11, 2007, the Board of Directors of VioQuest Pharmaceuticals, Inc. (the “Company”) approved separate cash bonus plans for each of Daniel Greenleaf, Edward Bradley and Brian Lenz, all of whom are executive officers of the Company. Under such plan, each of Mr. Greenleaf, Dr. Bradley and Mr. Lenz are eligible for cash bonuses for fiscal year 2007 in amounts up to $250,000, $92,000, and $55,500, respectively, upon the achievement of certain business and financial milestones. A summary of the eligible bonus amounts and milestones is attached hereto and incorporated herein by reference as Exhibit 10.1.

Non-Employee Director Compensation

On July 11, 2007, the Company’s Board of Directors approved 10-year stock option grants to each non-employee director of the Company to purchase 100,000 shares of the Company’s common stock at a price of $0.38 per share, the closing sale price of the Company’s common stock on the grant date. One-third of the shares subject to the options are immediately exercisable, and the remaining two-thirds vest in two equal installments on each of the first and second anniversaries of the grant date. The option grants were made pursuant to the Company’s 2003 Stock Option Plan.

In addition, the Company’s Board of Directors also approved of an annual stock option grant of 50,000 shares to each non-employee director of the Company upon such director’s re-election to the Board beginning with the 2008 annual stockholder meeting. Such annual stock option grants will have a 10-year term and will vest in three equal annual installments commencing on the first anniversary of the date of grant.

Item 9.01	Financial Statements and Exhibits.

(a) Pro Forma Financial Information

The pro forma financial information required by Article 11 of Regulation S-X will be filed by an amendment to this Form 8-K on or before October 1, 2007.

(d) Exhibits

Exhibit No.	Description

2.1
Stock Purchase and Sale Agreement dated April 10, 2007 between VioQuest Pharmaceuticals, Inc. and Chiral Quest Acquisition Corp. (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed April 25, 2007).

2.2
Amendment No. 1 to Stock Purchase and Sale Agreement dated June 8, 2007 between VioQuest Pharmaceuticals, Inc. and Chiral Quest Acquisition Corp. (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed June 12, 2007).

10.1	Summary terms of 2007 management cash bonus compensation plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VioQuest Pharmaceuticals, Inc.

Date: July 17, 2007	By:	/s/ Brian Lenz
Brian Lenz
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Summary terms of 2007 management cash bonus compensation plan.